                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

              Aquila Gas Pipeline Corporation (File No. 1-12426)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                           [AQUILA GAS PIPELINE LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aquila Gas Pipeline Corporation will be held at the OMNI Hotel, 9821 Colonnade Blvd., San Antonio, Texas, on Thursday, May 15, 1997, at 10:00 a.m. (San Antonio time), on that date and thereafter as it may from time to time be adjourned, for the following purposes:

     1. To elect two Directors of the Company to hold office for three years, and until their successors have been duly elected and qualified.

     2. To approve the Aquila Gas Pipeline Corporation 1997 Stock Incentive Plan (the "Plan").

     3. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 28, 1997, are entitled to receive notice of and vote at the meeting or any adjournment thereof.

     Accompanying this Notice of Annual Meeting is a Proxy, Proxy Statement and a copy of the Company's 1996 Annual Report to Stockholders.

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON.

                                            By Order of the Board of Directors,

                                            /s/ DONALD JAMES LABAUVE

                                                    DONALD JAMES LABAUVE
                                                    Corporate Secretary

San Antonio, Texas
April 15, 1997

                        AQUILA GAS PIPELINE CORPORATION
                            ONE INTERNATIONAL CENTRE
                         100 N.E. LOOP 410, SUITE 1000
                            SAN ANTONIO, TEXAS 78216

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1997

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aquila Gas Pipeline Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the OMNI Hotel, 9821 Colonnade Blvd., San Antonio, Texas at 10:00 a.m. (San Antonio time), on Thursday, May 15, 1997, and at any adjournment thereof for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.

     Copies of soliciting material will be furnished to brokerage firms, fiduciaries and other nominees as required for forwarding to beneficial owners. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by Directors, officers and regular employees of the Company. Directors, officers and employees of the Company will not be specially compensated for soliciting proxies. The Company will bear all costs of soliciting proxies and will reimburse brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

     The enclosed proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company, by duly exercising a proxy bearing a later date and delivering such later proxy to the Secretary of the Company prior to the Annual Meeting or by attending the Annual Meeting and voting in person. Unless the proxy is revoked, or unless it is received in such form as to render it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

     The principal executive offices of the Company are located at One International Centre, 100 N.E. Loop 410, Suite 1000, San Antonio, Texas 78216, telephone (210) 342-0685.

     On March 28, 1997, the record date for determining stockholders entitled to vote at the Annual Meeting, there were 29,400,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company outstanding, each share of such stock being entitled to one vote, except that each stockholder on the vote for nominees for election of Directors is entitled to exercise the right of cumulative voting. Cumulative voting entitles the stockholder to cast as many votes as shall equal the number of shares owned multiplied by the number of Directors to be elected, and to cast all of such votes for a single Director, or to distribute the votes among those to be voted for. The two nominees for election as Directors who receive the greatest number of votes cast, a quorum (a majority of the shares entitled to vote) being present in person or by proxy, shall become Directors at the conclusion of the tabulation of votes. The abstention or failure to vote shares so present and broker non-votes does not have the effect of a vote "against" a nominee, since only a plurality of votes cast (rather than of votes present) is necessary to elect a Director. The votes are counted and certified by one or more inspectors appointed by the Company in advance of the Annual Meeting of Stockholders in accordance with the Delaware General Corporation Law.

     This proxy statement and the accompanying proxy are being mailed to stockholders on or about April 15, 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the only persons (or "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) who are known to the Company to have beneficially owned on March 28, 1997, more than 5% of the Common Stock entitled to vote at any meeting of stockholders of the Company.

                                                                                PERCENTAGE
                                                           NUMBER OF SHARES      OF COMMON
          NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED    STOCK OWNED
          ------------------------------------            ------------------    -----------
Aquila Energy Corporation(1)............................      24,000,000           81.6%
  2533 North 117th Avenue, Suite 300
  Omaha, NE 68164-8618

---------------

(1) UtiliCorp United Inc. ("UtiliCorp"), the parent of Aquila Energy Corporation ("Aquila Energy") and Richard C. Green, Jr., the Chairman of the Board and Chief Executive Officer of UtiliCorp, may be considered beneficial owners of the Common Stock held of record by Aquila Energy due to their control position with respect to Aquila Energy.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 28, 1997, concerning the shares of Common Stock beneficially owned by (i) each of the Directors of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table and (iii) executive officers and Directors as a group. The beneficial owner has sole voting and investment power over the shares shown, unless otherwise indicated.

                                                               NUMBER      PERCENT OF
                NAME OF INDIVIDUAL OR GROUP                   OF SHARES     CLASS(1)
                ---------------------------                   ---------    ----------
Harvey J. Padewer...........................................       --          --
Damon C. Button.............................................    4,658          --
Charles K. Dempster.........................................    1,251          --
Gary L. Downey..............................................    1,273          --
Robert L. Howell............................................      301          --
Travis H. Lynch.............................................    5,675          --
Jon L. Mosle, Jr............................................    2,273          --
Mitchell R. Roper...........................................    4,126          --
Craig F. Strehl.............................................   16,329          --
Directors and Executive Officers -- as a group (11
  persons)..................................................   39,700          --

---------------

(1) Less than 1% of Common Stock outstanding.

DIRECTORS AND EXECUTIVE OFFICERS

                        NAME                                   POSITION WITH THE COMPANY           AGE
                        ----                                   -------------------------           ---
* Harvey J. Padewer(1)...............................  Director and Vice Chairman of the Board of  49
                                                         Directors
 Charles K. Dempster(2)..............................  Chairman of the Board of Directors          54
* Gary L. Downey(1)..................................  Director                                    60
 Robert L. Howell(3).................................  Director                                    56
 Jon L. Mosle, Jr.(3)................................  Director                                    67
 Craig F. Strehl(2)..................................  Chief Executive Officer, President, Chief   39
                                                         Operating Officer and Director
 Damon C. Button.....................................  Vice President, Treasurer and Chief         43
                                                       Financial Officer
 Mitchell R. Roper...................................  Managing Vice President, Gas Supply and     38
                                                         Marketing
 Travis H. Lynch.....................................  Vice President, Gas Supply                  58
 Douglas H. Westmoreland.............................  Vice President, Operations and Engineering  50
 James E. Wade.......................................  Vice President, Gas Marketing               36

---------------

 *  Nominee for election as Director at this meeting.

(1) Term expires in 1997.

(2) Term expires in 1999.

(3) Term expires in 1998.

     Harvey J. Padewer is a Director of the Company and has held such position since March 1996. Beginning in March 1997, Mr. Padewer also serves as Vice Chairman of the Board of Directors of the Company. In addition, since October 1995, Mr. Padewer has served as Senior Vice President of UtiliCorp Power Services and since November 29, 1995, has served as Senior Vice President of both UtiliCorp Power Services and UtiliCorp Energy Resources. Also since November 29, 1995 to the present, he has served as President of Aquila Energy Corporation. From June 30, 1995 to October 2, 1995, Mr. Padewer served as Managing Vice President of UtiliCorp Power Services. Prior to being employed by UtiliCorp, Mr. Padewer was employed by Asea Brown Boveri Power Generation, Inc. at various officer level positions for over five years.

     Charles K. Dempster is the Chairman of the Board of Directors of the Company and has held such position since August 1993. From August 1993 to March 1997, Mr. Dempster also served as Chief Executive Officer of the Company. Mr. Dempster has also served as Chairman of the Board of Directors and Chief Executive Officer of UtiliCorp U.K., Inc. from November 29, 1995 to present. From January 1993 through November 29, 1995, Mr. Dempster served as President of Aquila Energy and director of various affiliates of the Company. From 1986 to December 1992, Mr. Dempster served as President of Reliance Pipeline Company.

     Gary L. Downey is a Director of the Company and has held such position since August 1993. From 1988 until he retired in 1992, Mr. Downey served as Senior Vice President, ARCO International Oil and Gas Co., a division of Atlantic Richfield Company.

     Robert L. Howell is a Director of the Company and has held such position since September 1993. From October 1995 to the present, Mr. Howell has also served as Senior Vice President of UtiliCorp. From September 1988 to October 1995, Mr. Howell held several positions including Vice President, Corporate Development and Managing Vice President of UtiliCorp. Mr. Howell also serves as a director of Aquila Energy.

     Jon L. Mosle, Jr. is a Director of the Company and has held such position since August 1993. From 1992 to the present, Mr. Mosle served as an independent consultant. From 1984 to 1992, Mr. Mosle served as Director, Private Capital, of AmeriTrust Texas, N.A.

     Craig F. Strehl is a Director, President and Chief Operating Officer of the Company and has held such position since August 1993. Beginning in March 1997, Mr. Strehl also serves as Chief Executive Officer of the Company. From 1990 to July 1993, Mr. Strehl was President of Aquila Southwest Energy Corporation ("Aquila Southwest"), a subsidiary of the Company. From 1989 to 1990, Mr. Strehl was Vice President, Pipeline Acquisitions, of Aquila Energy. Mr. Strehl has also served as a director and officer of various subsidiaries of the Company, having joined Aquila Energy's management team in 1987.

     Damon C. Button is Vice President, Treasurer and Chief Financial Officer of the Company and has held such position with the Company since August 1993. From July 1992 to July 1993, Mr. Button held the same position with Aquila Southwest. From 1980 to July 1992, Mr. Button held the same position with the general partner of Clajon Holdings, L.P. and its predecessor.

     Mitchell R. Roper is Managing Vice President, Gas Supply and Marketing, of the Company and has held such position since January 1995. From November 1993 to January 1995, Mr. Roper served as Vice President, Corporate Development, of the Company. From May 1992 to November 1993, Mr. Roper served as Vice President, Gas Marketing of the Company. From 1990 to May 1992, Mr. Roper served as Director, Gas Marketing, of the Company. From 1989 to 1990, Mr. Roper served as a gas marketing representative of Aquila Energy.

     Travis H. Lynch is Vice President, Gas Supply, of the Company and has held such position with the Company since August 1993. From July 1992 to July 1993, Mr. Lynch held the same position with Aquila Southwest. From 1978 to July 1992, Mr. Lynch held the same position with the general partner of Clajon Holdings, L.P. and its predecessor.

     Douglas H. Westmoreland is Vice President, Operations and Engineering, of the Company and has held such position since August 1993. From 1991 to 1993, Mr. Westmoreland served a subsidiary of the Company as Director of Operations, and for more than three years prior to 1991 as District Engineering Supervisor.

     James E. Wade is Vice President, Gas Marketing, of the Company and has held such position with the Company since March 1996. From January 1994 through February 1996, Mr. Wade served as Director, Gas Marketing of the Company. From 1984 through 1993, Mr. Wade held various positions with Tenneco Oil Company, Tennessee Gas Pipeline, and their affiliates.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors presently consists of Gary L. Downey and Jon L. Mosle, Jr. The function of the committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal auditing methods and procedures, to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with either the scope of the audit or its implementation, to review the financial statements and related notes with the independent auditors to ensure such statements and notes fully disclose all material affairs of the Company and to recommend approval or non-approval of such financial statements and related notes.

     The Affiliate Transaction Review Committee presently consists of Craig F. Strehl, Jon L. Mosle, Jr. and Gary L. Downey. The function of the committee is to conduct an appropriate review of and unanimously approve affiliate party transactions and make a report of its conclusions to the Board of Directors.

     The Long-Term Incentive Plan Committee presently consists of Gary L. Downey and Jon L. Mosle, Jr. The function of the committee is to review and approve Long-Term Incentive Plans adopted by the Company.

     The Compensation Committee presently consists of Harvey J. Padewer, Charles
K. Dempster and Gary L. Downey. The function of the committee is to review and approve executive compensation, including stock plans and management perquisites, to assess the Company's incentive compensation plans and to recommend compensation for directors.

     During 1996, the Board of Directors met four times, the Audit Committee met one time, the Affiliate Transaction Review Committee met two times, the Compensation Committee met two times and the Long-Term Incentive Plan Committee met two times. All Directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

DIRECTOR COMPENSATION

     Outside Directors will receive $2,000 per board meeting attended and $500 for each committee meeting attended regardless of whether such committee meeting is held separately or in conjunction with a board meeting. In addition, outside Directors are reimbursed for their reasonable expenses in attending meetings of the Board of Directors or any committee and each outside director receives $2,000 of Company Common Stock each quarter pursuant to the Company's 1996 Non-Employee Director Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Charles K. Dempster is Chairman of the Board of Directors and until March 1997 was Chief Executive Officer of the Company in addition to being Chairman of the Board and Chief Executive Officer of UtiliCorp U.K., Inc., an affiliate of UtiliCorp, the parent company of Aquila Energy which is an 81.6% beneficial owner of Common Stock of the Company. Harvey J. Padewer is Senior Vice President, UtiliCorp Energy Resources and UtiliCorp Power Services, both affiliates of UtiliCorp and is President of Aquila Energy. No executive officer of the Company serves as a member of the compensation committee or other board committee performing similar functions of any other entity.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company (the "Committee") is responsible for reviewing and approving policies, practices and procedures relating to executive compensation and the establishment and administration of compensation plans. The overall goal of the committee is to attract, reward and retain strong management and provide incentive compensation based on individual performance and success factors of the Company. The specific elements of the Company's executive compensation package are base salary, short-term incentives and long-term incentives. Each of those elements are discussed below.

     BASE SALARY

          The policy of the Committee is to review base salaries of executive officers each year in relation to oil and gas companies in general and peer group companies of similar size, specifically. The goal of the committee is to provide executive officers with salaries which are competitive with the industry mean for similar positions. Salaries are set on an annual basis based upon performance and market factors.

     ANNUAL INCENTIVE PLAN

          To supplement annual base salary, the Company provides for annual incentive awards. The awards, which are paid 80% in cash and 20% in restricted stock of the Company, are awarded based upon the achievement of goals related to net income and shareholder value. All executive officers fully participate in the plan based upon a graduating scale. Awards were paid to executive officers for 1996 performance in amounts consistent with the Company's financial performance in 1996.

     STOCK APPRECIATION RIGHTS PLAN

          The Stock Appreciation Rights Plan (the "SAR Plan") is the long-term element of overall executive compensation. The purpose of the SAR Plan is to align the interest of key managers participating in the SAR Plan with the interest of shareholders by offering an incentive compensation vehicle based upon the growth in shareholders' equity and the value of the Company. Under the SAR Plan, stock appreciation rights are considered for grants annually. Awards are determined by the Committee based upon each executive officer's performance and contribution to financial goals. The committee does not consider current holdings when considering the distribution of grants. Consistent with this philosophy, stock appreciation rights were granted to executive officers in 1996.

     CHIEF EXECUTIVE OFFICER COMPENSATION

          The Chief Executive Officer of the Company is also the Chairman of the Board and Chief Executive Officer of UtiliCorp U.K., Inc., an affiliate of UtiliCorp, the parent company of Aquila Energy which owns approximately 81.6% of the outstanding Common Stock of the Company. The Chief Executive Officer's base salary, short-term incentive and long-term incentive awards are determined and paid by UtiliCorp U.K., Inc. The Company does award stock appreciation rights to the Chief Executive Officer consistent with the Company's philosophy that key managers align their interest with the interests of shareholders and are made without regard to total rights held by Chief Executive Officers of similar size companies in the oil and gas industry.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

          Section 162(m) of the Internal Revenue Code enacted in 1993 generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance based portion of the compensation of its executive officers (which currently consists of an annual incentive program and a long-term incentive program) in a manner that complies with the statute.

     Submitted by the Compensation Committee of the Company's Board of
     Directors:

          Harvey J. Padewer     Charles K. Dempster     Gary L. Downey

EXECUTIVE COMPENSATION

     The following table sets forth a summary of compensation for the three fiscal years ended December 31, 1996, for the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                                                     ----------------------------     PAYOUTS
                                         ANNUAL COMPENSATION         RESTRICTED     SECURITIES       ----------
        NAME AND PRINCIPAL           ----------------------------      STOCK        UNDERLYING          LTIP         ALL OTHER
             POSITION                YEAR    SALARY($)   BONUS($)    AWARDS($)    OPTIONS/SARS(#)    PAYOUTS($)   COMPENSATION($)
-----------------------------------  ----    ---------   --------    ----------   ---------------    ----------   ---------------
Charles K. Dempster(1)               1996     $    --    $    --       $    --         34,100(2)       $    --           $     --
  Chief Executive                    1995          --         --            --         49,032(3)(4)         --                 --
  Officer                            1994          --         --            --         27,550(3)(4)         --                 --

Craig F. Strehl                      1996    $239,377   $235,246       $28,812(7)      29,981(2)(3)(4)   $    --         $127,926(8)
  President and Chief                1995     231,000     98,750        30,849(7)      26,500(3)(4)         --             13,860(5)
  Operating Officer                  1994     216,667     55,150            --         15,000(3)            --              9,240(5)

Damon C. Button                      1996    $174,316   $142,930       $15,733(7)      12,000(3)       $    --           $ 10,459(6)
  Vice President,                    1995     168,873     52,878        17,791(7)      10,000(3)            --              9,577(5)
  Treasurer and Chief                1994     161,699     25,681            --          9,000(3)            --              9,240(5)
  Financial Officer

Travis H. Lynch                      1996    $171,385    $79,752       $14,938(7)       8,000(3)       $    --           $ 10,283(6)
  Vice President, Gas                1995     166,900     49,635        18,806(7)      10,000(3)            --              9,240(5)
  Supply                             1994     160,160     29,726            --         11,000(3)            --              9,240(5)

Mitchell R. Roper                    1996    $148,077   $137,503       $14,376(7)      12,000(3)       $    --           $  8,885(6)
  Managing Vice                      1995     134,997     40,696        16,436(7)      15,000(3)            --              4,620(5)
  President, Gas Supply              1994     117,084     20,230            --         11,000(3)            --              5,099(5)
  and Marketing

---------------

(1) Charles K. Dempster began serving as Chief Executive Officer of the Company in August 1993. Mr. Dempster, who until November 1995 was also President of Aquila Energy, receives no direct compensation from the Company. Aquila Energy does not allocate specific amounts of Mr. Dempster's compensation to the Company. The Company is charged a portion of Mr. Dempster's compensation through a Services Agreement, effective August 1, 1993. Such agreement allocates certain general and administrative expenses of Aquila Energy including executive salaries, to the Company based on a formula taking into account net assets and revenues of the Company. The amount allocated in 1996 is not necessarily reflective of Mr. Dempster's time spent on Company matters.

(2) Options to purchase UtiliCorp common stock. The options become exercisable in increments of 25%, 25% and 50% on the second, third and fourth anniversary date, respectively, following the date of grant and have a term of ten years. The exercise price of the options are 100% of the fair market value of UtiliCorp common stock on the date of grant. For 1996, options of 34,100 and 3,603 were awarded to Mr. Dempster and Mr. Strehl, respectively.

(3) Grants of stock appreciation rights ("Rights") pursuant to a stock appreciation rights plan. Each Right shall continue in effect for ten years from the date of grant, subject to earlier termination upon the occurrence of certain events and are exercisable one year from date of grant. Upon exercise, the employee shall receive a cash payment equal to the appreciation in the fair market value per share of Common Stock of the Company from the date of grant. In 1994 15,000 Rights were granted to Mr. Dempster, in 1995 20,000 Rights each were granted to Mr. Dempster and Mr. Strehl, and in 1996 20,000 Rights were granted to Mr. Strehl.

(4) Options to purchase UtiliCorp common stock. All options fully vest one year from the date of grant, have a term of ten years, and an exercise price of 100% of the fair market value of UtiliCorp common stock on the date of grant. Options granted in 1994 were 12,550 to Mr. Dempster, in 1995 were 29,032 and 6,500 to Mr. Dempster and Mr. Strehl, respectively, and in 1996 were 6,378 to Mr. Strehl.

(5) Contributions by Aquila Gas Pipeline Corporation to the UtiliCorp 401(k) plan.

(6) Contributions by Aquila Gas Pipeline Corporation to the UtiliCorp 401(k) plan and the UtiliCorp Supplementary Contributory Retirement Plan.

(7) Grants of Aquila Gas Pipeline Corporation restricted stock under Company incentive plans. Restriction lapses on the second or third year after the date of grant. Dividends are paid on restricted stock awards at the same rate as paid to all Company stockholders. On December 31, 1996, Mr. Strehl held a total of 6,270 shares of restricted stock valued at $99,536; Mr. Button held a total of 3,533 shares of restricted stock valued at $56,086; Mr. Lynch held a total of 3,607 shares of restricted stock valued at $57,261; and Mr. Roper held a total of 3,098 shares of restricted stock valued at $49,188.

(8) Contributions by Aquila Gas Pipeline Corporation to the UtiliCorp 401(k) plan and the UtiliCorp Supplemental Contributory Retirement Plan and a payment of $115,000 to Mr. Strehl for Rights exercised in 1996.

                   OPTION/SAR GRANTS DURING 1996 FISCAL YEAR

                                                                     INDIVIDUAL GRANTS
                                          ------------------------------------------------------------------------
                                           NUMBER OF      % OF TOTAL
                                           SECURITIES    OPTIONS/SARS
                                           UNDERLYING     GRANTED TO    EXERCISE OR
                                          OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION     GRANT DATE
                  NAME                     GRANTED(#)    FISCAL YEAR      ($/SH)         DATE      PRESENT VALUE $
                  ----                    ------------   ------------   -----------   ----------   ---------------
Charles K. Dempster.....................     34,100(1)       2.8%         $27.750      2-04-07        $ 78,089(5)
Craig F. Strehl.........................     20,000(2)      22.7%         $12.250      3-01-06        $190,000(4)
                                              3,603(1)        .2%         $27.750      2-04-07        $  8,251(5)
                                              6,378(3)       2.0%         $29.063      2-06-06        $ 24,394(6)
Damon C. Button.........................     12,000(2)      13.6%         $12.250      3-01-06        $114,000(4)
Travis H. Lynch.........................      8,000(2)       9.1%         $12.250      3-01-06        $ 76,000(4)
Mitchell R. Roper.......................     12,000(2)      13.6%         $12.250      3-01-06        $114,000(4)

---------------

(1) Options to purchase UtiliCorp common stock granted on February 4, 1997. The options become exercisable in increments of 25%, 25% and 50% on the second, third and fourth anniversary date, respectively, following the date of grant. All options fully vest four years from the date of grant, have a term of ten years, and an exercise price of 100% of the fair market value of UtiliCorp common stock on the date of grant.

(2) SARs granted on March 1, 1996 which become exercisable on March 1, 1997. Each Right shall continue in effect for ten years from the date of grant, subject to earlier termination upon the occurrence of certain events. Upon exercise, the employee shall receive a cash payment equal to the appreciation in the fair market value per share of Common Stock of the Company from the date of grant.

(3) Options to purchase UtiliCorp common stock granted on February 6, 1996. The options are exercisable one year from the date of grant, have a term of ten years, and an exercise price of 100% of the fair market value of UtiliCorp common stock on the date of grant.

(4) Based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. Assumptions used in the model include a risk-free interest rate of 5.63%, dividend yield of .3%, and a volatility factor of .32. No adjustments for non-transferability, risk of forfeiture or exercise of option prior to maturity have been included.

(5) Based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. Assumptions used in the model include a risk-free interest rate of 6.58%, dividend yield of 6.5%, and a volatility factor of .14. No adjustments for non-transferability, risk of forfeiture or exercise of option prior to maturity have been included.

(6) Based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. Assumptions used in the model include a risk-free interest rate of 6.81%, dividend yield of 6.4%, and a volatility factor of .34. No adjustments for non-transferability, risk of forfeiture or exercise of option prior to maturity have been included.

AGGREGATED OPTION/SAR EXERCISES DURING 1996 FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                               SHARES                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                             ACQUIRED ON                   UNDERLYING UNEXERCISED           IN-THE-MONEY
                              EXERCISE                         OPTIONS/SARS AT             OPTIONS/SARS AT
                               (#)SARS        VALUE               FY-END(#)                   FY-END($)
           NAME              EXERCISABLE   REALIZED($)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
           ----              -----------   ------------   -------------------------   -------------------------
Charles K. Dempster........        --              --         106,276/      0             $197,364/$      0
Craig F. Strehl............    20,000(1)     $115,000           35,650/26,378             $ 57,500/$72,500
Damon C. Button............        --              --           25,400/12,000             $104,500/$43,500
Travis H. Lynch............        --              --           27,400/ 8,000             $111,000/$29,000
Mitchell R. Roper..........        --              --           32,400/12,000             $146,000/$43,500

---------------

(1) Number of SARs exercised for which cash was received.

EMPLOYMENT CONTRACT

     Mr. Strehl's employment agreement with the Company terminated December 31, 1995 and was replaced by a Change of Control Agreement effective January 1, 1996. In the event a change of control occurs (as defined in the agreement) and Mr. Strehl does not continue as an employee of the Company, he will receive a severance payment equal to one and one-half times his base salary at the time of his separation from the Company.

PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the S&P 500 Index, an industry peer group index based on a combination of the Dow Jones Oil-Secondary Index and Value Line's Natural Gas Diversified Group ("Dow Jones/Value Line"), and an industry peer group index constructed by the Company which consists of Delhi Gas Pipeline (USX-Delhi Group), NGC Corp., Tejas Gas Corporation, TPC Corporation (formerly Tejas Power Corporation), and Western Gas Resources, Inc. ("Peer Group").

                                                                   Dow
     Measurement Period         Aquila Gas                     Jones/Value
   (Fiscal Year Covered)         Pipeline        S&P 500           Line         Peer Group
10/19/93                             100.000         100.000         100.000         100.000
12/31/93                              86.992         100.082          92.542          83.566
12/31/94                              51.557          98.541          82.986          67.740
12/31/95                              84.755         132.154         100.197          63.008
12/31/96                             104.907         158.933         123.878         119.940

     The returns calculated above assume the value of the investment in the Company's Common Stock and each index was $100 on October 19, 1993 and that all dividends were reinvested.

     The stock price performance shown on this graph is not necessarily indicative of future price performance of the Company's Common Stock.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, and to provide copies of such reports to the Company.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and written representations of its directors, executive officers and ten percent holders, the Company believes that during the year ended December 31, 1996 all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent holders were satisfied.

CERTAIN TRANSACTIONS

     Aquila Energy and UtiliCorp Services Agreement. The Company has entered into services agreements with each of Aquila Energy and UtiliCorp (the "Services Agreements") effective August 1, 1993, pursuant to which Aquila Energy and UtiliCorp provide various services to the Company, including certain treasury, legal, tax, accounting, human resources, corporate secretarial, investor relations, risk management, management information, marketing, administrative and other services. Such services have historically been supplied to the Company by Aquila Energy and UtiliCorp and the Services Agreements provide for the further delivery of such services substantially similar in nature and quality to those services previously provided. The Company has agreed to reimburse Aquila Energy and UtiliCorp for all direct costs incurred in rendering such services and to pay Aquila Energy and UtiliCorp for allocated indirect costs incurred in rendering such services. The initial term of each of the Services Agreements is until December 31, 1994, and automatically renews for successive periods of one fiscal year unless terminated by either party. The Services Agreements are reviewed annually by the Affiliate Transaction Review Committee.

     Gas Sales Agreements. The Company has entered into two gas sales agreements (the "Gas Sales Agreements") effective September 1, 1993, pursuant to which the Company sells to a subsidiary of Aquila Energy substantially all of its gas quantities available from its Elk City and Mooreland systems located in Oklahoma. The Gas Sales Agreements provide pricing terms for the gas based on published monthly index prices of interstate pipelines connected to the Elk City and Mooreland systems. The pricing terms for such gas may be redetermined to be effective on any successive six month anniversary of the date of the agreements. If the parties cannot agree on a redetermination as provided in the Gas Sales Agreements, the agreements shall terminate at such six month anniversary date. The Gas Sales Agreements each have a term of five years.

     Tax Sharing Agreement. The Company, Aquila Energy and UtiliCorp have entered into a tax sharing agreement (the "Tax Sharing Agreement") which provides for the allocation of liabilities, procedures to be followed and other matters with respect to certain taxes for tax years beginning after December 31, 1992, in which UtiliCorp, Aquila Energy, the Company and its subsidiaries (the "Combined Consolidated Group") are included in a consolidated Federal income tax return filed for the Combined Consolidated Group.

     Under the Tax Sharing Agreement, UtiliCorp has sole and exclusive responsibility for the preparation and filing of the consolidated U.S. Federal income tax return of the Combined Consolidated Group beginning in 1993. UtiliCorp is responsible for making all Federal income tax payments on behalf of the Combined Consolidated Group. Estimated tax sharing payments will be made by the Company to UtiliCorp for each taxable year in which a combined consolidated return is filed. If a return reflects a net operating loss, net capital loss, excess tax credit or other tax attributes, UtiliCorp will pay the Company the refund which the Company would have received as a result of the carryback of such attribute to any taxable year or years subsequent to December 31, 1992 in which the Company and its subsidiaries are included in the Combined Consolidated Group. An amendment to the Tax Sharing Agreement was signed effective December 1, 1995 that specifies the manner in which the Company would be liable to UtiliCorp in the event of a potential adjustment by the Internal Revenue Service
(IRS) relating to UtiliCorp's consolidated Federal income tax returns for a certain depreciation expense issue through 1992. The amendment also provides for UtiliCorp to pay the interest, if any, relating to the potential adjustment up to $1.5 million.

     The principles expressed above with respect to Federal income tax matters apply equally to state and local income and franchise tax matters under the Tax Sharing Agreement.

     Aquila Revolvers. A Company subsidiary, Aquila Southwest Energy Corporation ("ASW"), has entered into a $50 million revolving credit agreement between ASW and Aquila Energy (the "Aquila Revolver"). As of December 31, 1996, there was $37.5 million outstanding under this credit agreement. This revolver bears interest at ASW's election of either a base rate (the higher of a bank prime rate or one-half of 1% above the Federal Funds rate), an adjusted certificate of deposit rate or a Eurodollar rate. The maturity date on this revolver automatically renews in one-year periods from each commitment period (October of each year) unless Aquila Energy gives at least a one-year notice not to renew from the commitment period. Currently, the maturity date is October of 1998. ASW is obligated to pay a commitment fee on any unused portion of the Aquila Revolver at the rate of one-fourth of 1% per annum. All principal outstanding is due at the end of the Aquila Revolver's term. Amounts may be prepaid at any time.

     Under the Aquila Revolver, ASW may not pledge its assets to secure indebtedness except for certain permitted liens. Amounts outstanding under the Aquila Revolver are expressly subordinate to the Aquila Southwest 8.29% Senior Notes due 2002 ("8.29% Senior Notes"). Certain limitations are placed on ASW's obligation to make payments on the Aquila Revolver in the event of default under the terms of the 8.29% Senior Notes.

     In September 1994, the Company entered into an additional agreement with Aquila Energy that provides an unsecured revolving credit facility for borrowing up to an amount equal to the difference between $165 million and the balance outstanding on the $50 million revolving credit facility described above. As of December 31, 1996 there was $124.2 million outstanding under this credit agreement. This revolver bears interest at the Company's election of either a base rate (the higher of a bank prime rate or one-half of 1% above the Federal Funds rate), an adjusted certificate of deposit rate or a Eurodollar rate. The maturity date on this revolver automatically renews in one-year periods from each commitment period (December of each year) unless Aquila Energy gives at least a one-year notice not to renew from the commitment period. Currently, the maturity date is December of 1998. The Company must pay an annual commitment fee to Aquila Energy of one-fourth of 1% on the unutilized portion of the revolving credit facility.

     In July 1996, a Company subsidiary, AQP Holdings L.P. ("Holdings"), entered into an unsecured $3 million revolving note agreement with Aquila Energy. The note bears interest at a bank prime rate and matures in December of 1999. The balance outstanding at December 31, 1996 was $2.6 million.

     Aquila Loan Agreement. In September 1995, the Company entered into a Loan Agreement (the "Loan") with Aquila Energy for an amount of $50 million. The Loan is unsecured and bears interest at 6.47% due semi-annually. The principal amount of the Loan is required to be repaid to Aquila Energy by June 1, 2005. The Loan contains various covenants including certain financial covenants related to net worth. As of December 31, 1996, there was $50 million outstanding under the Loan.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Two Directors of the Company are to be elected, in "Class A", to hold office for three years. The following persons have been designated as nominees for the office: Harvey J. Padewer and Gary L. Downey. It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of the said nominees unless otherwise specified.

     THE BOARD OF DIRECTORS HAVE UNANIMOUSLY APPROVED AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1.

                                   PROPOSAL 2

                 TO APPROVE THE AQUILA GAS PIPELINE CORPORATION
                           1997 STOCK INCENTIVE PLAN

     Set out below is a summary of the Aquila Gas Pipeline Corporation 1997 Stock Incentive Plan (the "Plan"). This summary is qualified in its entirety by reference to the full text of the Plan attached as Appendix "A" hereto.

                                    GENERAL

     The Plan allows the granting of stock options, stock appreciation rights ("SARs"), restricted stock awards, performance awards and other stock-based awards (collectively, "Awards") to eligible Plan participants.

     The number of shares authorized to be issued pursuant to Awards granted under the Plan is 500,000. If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be available thereafter for grants of Awards. The number of shares available for grant under the Plan, as well as outstanding Awards and the numerical limits for individual grants, will be adjusted as appropriate to reflect any stock splits, stock dividends, recapitalizations, reorganizations or other changes to the capital structure of the Company. Shares delivered pursuant to an Award consist of treasury shares currently held by the Company or acquired by the Company through purchases on the open market.

                              PURPOSE OF THE PLAN

     The Plan is intended to attract, motivate and retain executive officers and other key employees of the Company and its affiliates. The Plan also is designed to further the growth and financial success of the Company and its affiliates by aligning the interests of the participants, through stock ownership and other incentives, with the interests of the Company's stockholders.

                           ADMINISTRATION OF THE PLAN

     The Plan will be administered by the Long-Term Incentive Plan Committee of the Board of Directors (the "Committee"). Subject to the terms of the Plan, the Committee has the sole discretion to determine the employees who shall be granted Awards, the size and types of such Awards, and the terms and conditions of such Awards.

                         ELIGIBILITY TO RECEIVE AWARDS

     Employees of the Company and its affiliates are eligible to be selected to receive one or more Awards. The actual number of employees who will receive Awards under the Plan cannot be determined because selection for participation in the Plan is in the sole discretion of the Committee.

                                    OPTIONS

     The Committee may grant nonqualified stock options, incentive stock options ("ISOs") (which are entitled to favorable tax treatment), or any combination thereof. The number of shares covered by each option will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted options for more than 100,000 shares.

     The exercise price of each option is set by the Committee. With respect to ISOs, the exercise price cannot be less than 100% of the fair market value of the Company's Common Stock on the date of grant and must be at least 110% of the fair market value if the participant, on the grant date, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a "Ten Percent Owner"). Also, the aggregate fair market value of the shares (determined on the grant date) covered by ISOs which first become exercisable by any participant during any calendar year may not exceed $100,000. The closing price of the Common Stock as of April 8, 1997 on the New York Stock Exchange was $14.250 per share.

     The exercise price of each option must be paid in full at the time of exercise. The Committee also may permit payment through the tender of shares of the Company's Common Stock then owned by the participant, or by any other means that the Committee determines to be consistent with the Plan's purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise.

     Options become exercisable at the times and on the terms established by the Committee. Options expire at the times established by the Committee, but generally not later than ten years after the date of grant. With respect to ISOs granted to a Ten Percent Owner, such ISOs must expire no later than five years after the date of grant. The Committee may extend the maximum term of any option granted under the Plan, subject to the preceding limits.

                           STOCK APPRECIATION RIGHTS

     The Committee determines the terms and conditions of each SAR. SARs may be granted in conjunction with an option, or may be granted on an independent basis. The number of shares covered by each SAR will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted SARs for more than 100,000 shares.

     Upon exercise of an SAR, the participant will receive payment from the Company in an amount determined by multiplying (1) the positive difference between (a) the fair market value of a share of Company Common Stock on the date of exercise, and (b) the exercise price, by (2) the number of shares with respect to which the SAR is exercised. The exercise price of an SAR is set by the Committee.

     SARs are exercisable at the times and on the terms established by the Committee. Proceeds from SAR exercises may be paid in cash or shares of the Company's Common Stock, as determined by the Committee. SARs expire at the times established by the Committee, but are subject to the same maximum time limits as are applicable to employee options granted under the Plan.

                            RESTRICTED STOCK AWARDS

     Restricted stock awards are shares of the Company's Common Stock that vest in accordance with terms established by the Committee. The number of shares of restricted stock granted to a participant will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted more than 100,000 shares.

     In determining the vesting schedule for each Award of restricted stock, the Committee may impose whatever conditions to vesting it determines to be appropriate. For example, the Committee may (but is not required to) provide that restricted stock will vest only if one or more performance goals are satisfied. In order for the Award to qualify as "performance-based" compensation under section 162(m) of the Internal Revenue Code, the Committee must use one or more of the following measures in setting the performance goals: (1) annual revenue, (2) earnings per share, (3) customer satisfaction, (4) net income, (5) employee morale, and (6) stock price.

                               PERFORMANCE AWARDS

     Performance awards consist of a conditional right (a) denominated or payable in cash, Common Stock, other securities or other property and (b) which shall confer on the holder thereof conditional rights valued as determined by the Committee and payable to, or exercisable by, such holder, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. In order for the Award to qualify as "performance-based" compensation under section 162(m) of the Internal Revenue Code, the Committee must use one or more of the following measures in setting the performance goals: (1) annual revenue, (2) earnings per share, (3) customer satisfaction, (4) net income, (5) employee morale, and (6) stock price.

     Whether a performance award actually will result in a payment to a participant will depend upon the extent to which performance goals established by the Committee are satisfied. The Committee may use the same performance goals as are discussed above with respect to restricted stock. The Committee may, in its sole discretion, waive any performance goal requirement.

     The number of shares of Common Stock or dollar value of any cash or other securities or property deliverable under any performance award shall be determined by the Committee, but during any fiscal year of the Company, no participant may be granted performance awards covering more than 100,000 shares or $250,000 in cash or other securities or property.

                          NONTRANSFERABILITY OF AWARDS

     Except as determined by the Committee and permitted by the Plan, awards granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution; provided, however, that a participant may designate one or more beneficiaries to receive any exercisable or vested Awards following his or her death.

                               CHANGE IN CONTROL

     The Committee may provide that, in the event of a "Change in Control" of the Company, as defined in the Plan, an Award granted under the Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable (or free from restrictions).

                                  TAX ASPECTS

     The following discussion is intended to provide an overview of the U.S. federal income tax laws that are generally applicable to awards granted under the Plan as of the date of this Proxy Statement. People or entities in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

     A recipient of a stock option or SAR will not have taxable income on the date of grant. Upon the exercise of nonqualified options and SARs, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Shares acquired by exercise of a non-qualified stock option will be deemed to have a cost equal to the sum of the price paid and the value included in the participant's income, and any gain or loss recognized upon a later disposition of the shares generally will be capital gain or loss.

     Purchase of shares upon exercise of an ISO will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition will be long-term capital gain or loss if disposition occurs no earlier than 1 year after exercise and 2 years after the date of grant. Otherwise, a participant will recognize ordinary income in the amount, if any, by which the lesser of (1) the fair market value of such shares on the date of exercise, or
(2) the amount realized from the sale, exceeds the exercise price, and capital gain or loss based on the difference between (i) the sum of the price paid and the value included in income and (ii) the proceeds of the sale.

     Upon receipt of restricted stock, a performance unit or a performance share, the participant will not have taxable income unless he or she elects to be taxed. Absent such election, upon vesting the participant will recognize ordinary income equal to the fair market value of the shares or units at such time.

     The Committee may permit participants to satisfy tax withholding requirements in connection with the exercise or receipt of an Award by (1) electing to have the Company withhold otherwise deliverable shares, or (2) delivering to the Company shares having a value equal to the amount required to be withheld.

     The Company will be entitled to a tax deduction for an Award in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. In addition, Internal Revenue Code section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. The Company can preserve the deductibility of certain compensation in excess of $1 million, however, if the Company complies with conditions imposed by the new rules, including (1) the establishment of a maximum number of shares with respect to which stock options and SARs may be granted to any one employee during a specified time period, and
(2) for restricted stock, performance units and performance shares, inclusion in the Plan of performance goals which must be achieved prior to payment. The Plan has been designed to permit the Committee to grant awards which satisfy the requirements of new section 162(m).

                     AMENDMENT AND TERMINATION OF THE PLAN

     The Board generally may amend or terminate the Plan at any time and for any reason, provided that, without the approval of the stockholders, no such amendment will increase the number of Shares of Common Stock available for Awards under the Plan or cause the Plan to cease to qualify for or comply with any tax or regulatory exemption, status or requirement.

     THE BOARD OF DIRECTORS HAVE UNANIMOUSLY APPROVED AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

     Approval of the proposals require the affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote. Under applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and have the same effect as a vote against the proposals.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The firm of Arthur Andersen LLP was retained by the Company as independent public accountants for the year 1996. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     The Audit Committee of the Board of Directors will make its recommendations with respect to retention of an independent public accounting firm for the year 1997 at the next meeting of the Board of Directors.

OTHER BUSINESS

     Management does not know of any matters to be presented at the meeting other than those specifically referred to in the Notice of Meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the proxy to vote it in accordance with their judgment.

PROPOSALS OF SECURITY HOLDERS

     Proposals of security holders intended to be presented at the next annual meeting scheduled for May 13, 1998, must be received by the Company no later than December 17, 1997, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. It is anticipated that the proxy statement and form of proxy relating to that meeting will be mailed to stockholders on or before April 15, 1998.

                                              AQUILA GAS PIPELINE CORPORATION

                                                  /s/ CHARLES K. DEMPSTER

                                                    CHARLES K. DEMPSTER
                                                   Chairman of the Board

Dated: April 15, 1997
San Antonio, Texas 78216

                                                                      APPENDIX A

                        AQUILA GAS PIPELINE CORPORATION
                           1997 STOCK INCENTIVE PLAN

SECTION 1. Purpose.

     The purposes of the 1997 Stock Incentive Plan (the "Plan") are to promote the interests of Aquila Gas Pipeline Corporation (together with any successor thereto, the "Company") and its stockholders by (i) attracting and retaining executive personnel and other key employees of the Company and its affiliates;
(ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions.

     As used in the Plan, the following terms shall have the meanings set forth below.

          "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

          "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Performance Award, Stock Compensation Award or Other Stock-Based Award.

          "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

          "Board" shall mean the Board of Directors of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" shall mean the Long-Term Incentive Plan Committee of the Board.

          "Employee" shall mean any employee of the Company or of any Affiliate.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" shall mean the fair market value of the property or other item being valued, as determined by the Committee.

          "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          "Non-Qualified Stock Option" shall mean an option granted under
     Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

          "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          "Other Stock-Based Award" shall mean any conditional right granted under Section 6(f) of the Plan.

          "Participant" shall mean any Employee granted an Award under the Plan.

          "Performance Award" shall mean any conditional right granted under
     Section 6(d) of the Plan.

          "Performance Goals" shall mean the goal(s) or combined goal(s) determined by the Committee to be applicable to a Participant with respect to an Award and may provide for a targeted level or levels of achievement using one or more of the following measures: earnings per share, annual revenue, net income, customer satisfaction, employee morale and stock price.

          "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

          "Restricted Period" shall mean the period during which the transfer of Restricted Stock is subject to restrictions and, therefore, the Restricted Stock is subject to a substantial risk of forfeiture.

          "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, conditionally granted under Section 6(c) of the Plan.

          "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

          "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

          "Shares" shall mean the common shares of the Company, $0.01 par value, and such other securities and property as may become the subject of Awards or become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

          "Stock Appreciation Right" shall mean any conditional right granted under Section 6(b) of the Plan.

          "Stock Compensation" shall mean any conditional right granted under
     Section 6(e) of the Plan.

          "Subsidiary" shall mean a subsidiary corporation within the meaning of
     Section 424(f) of the Code.

          "Substitute Awards" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates, or (ii) a company with which the Company or one or more of its Affiliates combines.

          "Ten Percent Owner" shall mean a person who, together with persons whose stock ownership is attributed to the person pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

SECTION 3. Administration.

     The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

SECTION 4. Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which may be granted under the Plan shall be 500,000. If, after the effective date of the Plan, any

Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares, the number of Shares for Awards under the Plan shall be increased by the number of Shares surrendered.

     (b) Sources of Shares Deliverable Under Awards. Shares delivered pursuant to an Award consist of treasury Shares currently held by the Company or acquired by the Company through purchases on the open market.

     (c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (ii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award, provided, in each case, that with respect to Awards of Incentive Stock Options and awards intended to qualify as performance based compensation under Section 162(m)(4)(C) of the Code, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or would cause such award to fail to so qualify under Section 162(m) or
Section 422(b) of the Code, as the case may be, or any successor provisions thereto; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5. Eligibility.

     Any Employee who is not a member of the Committee, including any officer or employee-director of the Company or any affiliate, shall be eligible to be designated a Participant.

SECTION 6. Awards.

     (a) Options. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefore and the conditions and limitations applicable to the exercise of the Option including the following terms and conditions and such additional terms and conditions as the Committee shall determine are not inconsistent with the provisions of the Plan; provided, however, that during any fiscal year of the Company, no Participant shall be granted Options covering more than 100,000 Shares.

          (i) Exercise Price. The purchase price of a Share purchasable under an Option shall be determined by the Committee at the time each Option is granted, provided that the purchase price per Share shall not be less than 100% of the Fair Market Value on the date of grant in the case of any grant of an Incentive Stock Option, and further provided that the purchase price per Share shall not be less than 110% of the Fair Market Value on the date of grant in the case of a grant of an Incentive Stock Option to a Ten Percent Owner.

          (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, Shares, outstanding Awards, other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made. Pursuant to Section 7(c) of the Plan, the Committee may, at its discretion, accelerate the time at which Options may be exercised and otherwise modify the time or methods of exercise of the Options, provided that no such modification shall be made if it causes an option to be disqualified as "performance-based compensation" under Section 162(m) of the Code or an Incentive Stock Option under Section 422(b) of the Code.

          (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
     Section 422 of the Code, or any successor provision, and any regulation promulgated thereunder, including the following provisions:

             (A) Exercisability. The aggregate Fair Market Value (determined on the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

             (B) Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant's termination of employment for any reason other than disability or death, unless (I) the Participant dies during such three-month period, and (II) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant's termination of employment on account of disability, unless (I) the Participant dies during such one-year period, and (II) the Award Agreement or the Committee permits later exercise.

             (C) Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the date of grant.

             (D) Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the date of grant; provided, however, that if the Option is granted to a Ten Percent Owner, the Option may not be exercised after the expiration of five (5) years from the date of grant.

     (b) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof; provided, however, that during any fiscal year of the Company, no Participant shall be granted Stock Appreciation Rights covering more than 100,000 Shares. A Stock Appreciation Right may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. A Stock Appreciation Right granted in tandem with or in addition to another Award may be granted either at the same time as such other Award or at a later time.

          (i) Grant Price. The grant price of a Stock Appreciation Right shall be determined by the Committee.

          (ii) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

     (c) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards; provided, however, that during any fiscal year of the Company, no Participant shall be granted Restricted Stock covering more than 100,000 Shares.

          (i) Dividends and Voting Rights. Unless otherwise determined by the Committee, Restricted Stock Awards shall provide that Participants may exercise full voting rights with respect to the Shares of Restricted Stock granted and for the payment of all dividends and other distributions during the Restricted Period. Dividends paid on Restricted Stock may be paid directly to the Participant or may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee, all as determined by the Committee in its discretion.

          (ii) Certificates. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

          (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock conditionally granted to the Participant shall be forfeited by the Participant and reacquired by the Company. The Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Restricted Stock conditionally granted to a Participant whose employment is terminated for any reason during the applicable Restricted Period. Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

          (iv) Transfer Restrictions. During the Restricted Period, Restricted Stock may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered, until the end of the applicable Restricted Period.

          (v) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its sole discretion, may condition grants or set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock that is intended to qualify under Code
     Section 162(m), the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under Code
     Section 162(m) (e.g., in determining the Performance Goals).

     (d) Performance Awards. The Committee shall have authority to determine the Employees who shall receive a Performance Award, which shall consist of a conditional right, (A) denominated or payable in cash, Shares, other securities or other property (including, without limitation, Restricted Stock), and (B) which shall confer on the holder thereof conditional rights valued as determined by the Committee and payable to, or exercisable by, such holder, in whole or in part, upon the achievement of such performance objectives during such performance periods as the Committee shall establish; provided, however, that during any fiscal year of the Company, no Participant shall be granted Performance Awards covering more than 100,000 Shares or $250,000 in cash or other securities or property.

          (i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance objectives to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

          (ii) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

          (iii) Forfeiture. Except as otherwise determined by the Committee, it shall be a condition precedent that a Participant's employment remain continuous (as determined under criteria established by the Committee) during the applicable performance period and through the date established by the Committee for payment for such Participant to be eligible to receive a Performance Award.

          (iv) Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Awards as "performance-based compensation" under
     Section 162(m) of the Code, the Committee, in its sole discretion, may determine that the performance objectives applicable to Performance Awards shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Awards to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Performance Awards which are intended to qualify under Code
     Section 162(m), the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate in its sole discretion to ensure qualification of the Performance Awards under Code Section 162(m) (e.g., in determining the Performance Goals).

     (e) Stock Compensation. The Committee shall have authority to pay in Shares issued pursuant to this Plan all, or such portion as it shall determine, of amounts payable under any compensation program of the Company. The number of Shares to be distributed in lieu of the cash compensation for which an Employee would otherwise be eligible to receive, as well as the terms and conditions pursuant to which such Shares will be awarded, shall be determined by the Committee.

     (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible Employees an "Other Stock-Based Award," which shall consist of a conditional right (i) which is not an Award or conditional right described in
Section 6(a), (b), (c), (d), or (e) above and (ii) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, that any such conditional rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3, Section 162(m) of the Code and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

     (g) General.

          (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards; provided that no such award shall disqualify an outstanding award as "performance-based compensation" under Section 162(m) of the Code or an Incentive Stock Option under Section 422(b) of the Code.

          (ii) Form of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or any Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments and such interest shall be paid at the applicable federal rate with respect to deferred payments on Option Awards.

          (iii) Limits on Transfer of Awards.

             (A) During the Participant's lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or permitted transferee as determined by the Committee.

             (B) Except as otherwise permitted by the Committee, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company) or pursuant to a "domestic relations order" as defined in the Code, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

          (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant (five years in the case of a grant to a Ten Percent Owner).

          (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (vi) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

          (vii) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

SECTION 7. Amendment and Termination.

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

          (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(c) of the Plan; or

          (ii) otherwise cause the Plan to cease to qualify for or comply with any tax or regulatory exemption, status or requirement, including for these purposes any approval or other requirement which is a prerequisite for exemption relief from Section 16(b) of the Exchange Act and Sections 422(b) and 162(m) of the Code, which require shareholder approval to change the class of eligible Employees, the maximum number of Options or Stock Appreciation Rights that may be awarded to any Employee during any fiscal year of the Company and the Performance Goals.

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall disqualify an award as "performance-based compensation" under Section 162(m) of the Code or an Incentive Stock Option under Section 422(b) of the Code or reduce the benefit to a Participant without the consent of such Participant.

     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-recurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual and non-recurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company, an Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding the foregoing, with respect to any Incentive Stock Option or award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment shall be authorized to the extent such adjustment would cause an Incentive Stock Option or award to fail to so qualify.

SECTION 8. Change in Control.

     (a) In addition to the Committee's authority set forth in Section 7(c) of the Plan, in order to maintain the Participants' rights in the event of any Change in Control, as hereinafter defined, the Committee, as constituted before such Change in Control, is hereby authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

     (b) A "Change in Control" shall be deemed to occur if (i) the Company merges or consolidates with any other Person (other than a wholly owned subsidiary of the Company) and is not the surviving entity (or survives only as the subsidiary of another entity); (ii) the Company sells all or substantially all of its assets to any other Person (other than a wholly owned subsidiary of the Company); (iii) the Company is liquidated or dissolved; or (iv) with respect solely to an individual Participant, upon the occurrence of a Change in Control as defined in any written agreement between such Participant and the Company or any Affiliate.

SECTION 9. General Provisions.

     (a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

     (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor Section thereto, or who are otherwise not subject to such Section.

     (c) Withholding. The Company or any Affiliate is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

     (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect, other compensation arrangements (subject to shareholder approval of such other arrangement, if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

     (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (h) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

     (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.

SECTION 10. Effective Date of the Plan.

     The Plan shall be effective April 8, 1997, the date of its approval by the Board.

SECTION 11. Term of the Plan.

     No Award shall be granted under the Plan ten years after approval by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

P
R
O
X
Y

AQUILA GAS PIPELINE CORPORATION                    PROXY/VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 15, 1997.

  The undersigned hereby appoints Charles K. Dempster and Craig F. Strehl, the attorneys and agents of the undersigned, each with powers of substitution, as proxies for the undersigned to vote all Common Stock the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Aquila Gas Pipeline Corporation called to be held at the OMNI Hotel, 9821 Colonnade Blvd., San Antonio, Texas at 10:00 A.M., Thursday, May 15, 1997, and at any adjournment thereof, in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2 AS INDICATED ON THE REVERSE SIDE HEREOF.

                                                       COMMENTS
Election of Directors, Nominees:
Harvey J. Padewer                       ----------------------------------------
Gary L. Downey
                                        ----------------------------------------

                                        ----------------------------------------
                                        (if you have written in the above space, please mark the corresponding box on the reverse side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED TO NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. HOWEVER, THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

    PLEASE MARK YOUR                                                        6649
[X] VOTES AS IN THIS
    EXAMPLE.


    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------

                             WITHHOLD authority to vote
                  FOR             for all Nominees
1. Election of    [ ]                  [ ]
   Directors


To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.
(nominees are listed on reverse)


---------------------------------------------------------

                                          FOR      AGAINST      ABSTAIN
2. Approve the Aquila Gas Pipeline        [ ]        [ ]          [ ]
   Corporation 1997 Stock Incentive
   Plan.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please check this box if you
have written comments on the              [ ]
reverse side.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



--------------------------------------------------------------------------------
SIGNATURE (IF JOINTLY HELD)                           DATE


--------------------------------------------------------------------------------
SIGNATURE(S)                                          DATE


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o